                                                            Exhibit 2.5

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     AGREEMENT, dated June 28, 1996, by and among ORBIT ADVANCED TECHNOLOGIES, INC., a Delaware corporation ("Buyer"), THE SAMUEL T. RUSSELL TRUST (the "Trust"), RICHARD P. FLAM ("Flam"), RICKEY E. HARTMAN ("Hartman"), LOIS A. R. CHARLES ("Lois"), DOROTHY RUSSELL ("Dorothy"), JOHN F. AUBIN ("John"), NORMA D. KEGG ("Darlene") and FLAM & RUSSELL, INC., a Delaware corporation ("F&R").


                                   BACKGROUND
                                   ----------

     The Sellers (as defined in Section 1.30) own all of the issued and outstanding shares of the voting and nonvoting capital stock of F&R (the "Shares"). The Sellers desire to sell to Buyer, and Buyer desires to acquire from the Sellers, the Shares for the consideration and subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual covenants and agreements contained below, the parties agree as follows:

SECTION
1.          DEFINED TERMS
            -------------

  All defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

  1.1  "Accounts Receivable" means (a) any right to payment for goods sold,
        -------------------
leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract, (b) any note receivable or (c) any other receivable or right to payment of any nature.

  1.2  "Affiliate" means, with respect to a specified Person, and any other
        ---------
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

  1.3  "Arbitrator" means one individual with verifiable knowledge and at least
        ----------
five years technical or accounting experience in the industry of Buyer and F&R, mutually selected by Buyer and Sellers.

  1.4  "Assets" means any real, personal, mixed, tangible or intangible property
        ------
of any nature, including Cash Assets, Accounts Receivable, other current assets of any nature, Tangible Property, Intangible Property, Real Property, Contract Rights, claims, causes of actions and other legal rights and remedies, goodwill and miscellaneous assets of any nature.

                                      -1-
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  1.5   "Best Efforts" means the efforts that a prudent Person desirous of
         ------------
achieving a result would use in similar circumstances to ensure that such a result is achieved as quickly as possible.

  1.6   "Cash Assets" means any cash on hand, cash in bank or other accounts,
         -----------
readily marketable securities and other cash-equivalent liquid assets of any nature, whether or not reflected on the financial statements of F&R.

  1.7   "Code" means the Internal Revenue Code of 1986, as amended.
         ----

  1.8   "Consent" means any consent, approval, order or authorization of, or any
         -------
declaration, filing or registration with, or any application or report to, or any waiver by, or any other action of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

  1.9   "Contract" means any written or oral, express or implied, agreement,
         --------
instrument, order, arrangement, commitment or understanding of a legally binding nature.

  1.10  "Contract Right" means any right, power or remedy under any Contract,
         --------------
including, but not limited to, rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations, rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

  1.11  "Employee Benefit Plan" means any employee benefit plan or any employee
         ---------------------
benefit or fringe benefit arrangement of any nature, including, but not limited to, bonus plans, incentive compensation plans, pension plans, medical plans, dental plans, disability plans, sick pay plans, group insurance plans, death benefit plans or employee welfare plans, but not including employment or consulting Contracts with individuals.

  1.12  "Encumbrance" means any lien, security interest, pledge, mortgage,
         -----------
easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

  1.13  "ERISA" means the Employee Retirement Income Security Act of 1974, as
         -----
amended.

  1.14  "GAAP" means generally accepted accounting principles under United
         ----
States accounting rules and regulations, as in effect from time to time, consistently applied throughout the applicable periods.

  1.15  "Hazardous Substance" means any substance, waste, contaminant,
         -------------------
pollutant or material that has been determined by any federal, state or local governmental authority to be capable of posing a risk of injury to health, safety, property or the environment, including all substances, wastes, contaminants, pollutants and materials defined or designated as hazardous, dangerous or

                                      -2-
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toxic pursuant to any Law of any state in which any owned or leased Real
Property of F&R is located or pursuant to any federal law.

  1.16  "Indebtedness" means all items that, in accordance with GAAP, would be
         ------------
included in determining total liabilities as shown on the liability side of a balance sheet as of the date the Indebtedness is to be determined.

  1.17  "Insurance Policy" means any public liability, product liability,
         ----------------
general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

  1.18  "Intangible Property" means any name, corporate name, fictitious
         -------------------
name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, copyright, copyright application, design, logo, formula, invention, product right or other intangible asset of any nature, whether in use, under development or design, or inactive.

  1.19  "Inventory Subject to Setoff" means the sum, not to exceed $245,000, of
         -----------------------------
the value of F&R's inventory other than work-in-process identified by Orbit as of the Closing Date.

  1.20  "Judgment" means any order, writ, injunction, citation, award, decree or
         --------
other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

  1.21  "Knowledge" means, with respect to an individual or a trustee of a
         ---------
trust, that (a) such individual or trustee is actually aware of a particular fact or other matter or (b) a prudent individual could reasonably be expected to discover or otherwise become aware of a particular fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person other than an individual or a trustee of a trust will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer of employee of such Person has, or at any time had, Knowledge of such fact or other matter.

  1.22  "Law" means any provision of any foreign, federal, state or local law,
         ---
statute, ordinance, charter, constitution, treaty, rule or regulation.

  1.23  "Losses" means any and all Obligations, Indebtedness, Proceedings,
         ------
causes of action, costs and expenses, including costs of investigation, actual interest costs, penalties and reasonable attorney's fees.

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  1.24  "Obligation" means any debt, liability or obligation of any nature,
         ----------
whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

  1.25  "Permit" means any license, permit, approval, waiver, order,
         ------
authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

  1.26  "Person" means any individual, sole proprietorship, limited
         ------
liability company, joint venture, partnership, corporation, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

  1.27  "Prime Rate" means the prime rate of general application as set
         ------------
forth in the "Money Rates" section (or such future section as shall replace it) of The Wall Street Journal, as published on the business day preceding the
   -----------------------
Closing Date.

  1.28  "Proceeding" means any demand, claim, suit, action, litigation,
         ----------
investigation, arbitration, administrative hearing or other proceeding of any nature.

  1.29   "Real Property" means any real estate, land, building or other real
          -------------
property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

 1.30  "Sellers" means the Trust, Flam, Hartman, Lois, Dorothy, John and
        -------
Darlene.

 1.31  "Subsidiary" means, with respect to any Person ("Parent"), any
        ----------
corporation or other Person, of which securities or other interests having the power to elect a majority of that corporation's or other Persons' board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person, are held by Parent or one or more of Parent's Subsidiaries.

 1.32  "Tangible Property" means any machinery, buildings, fixtures, equipment,
        -----------------
parts, furniture, leasehold improvements, office equipment, vehicles, tools, forms, supplies or other tangible property of any kind or nature, whether constituting fixed Assets, inventory or otherwise.

 1.33  "Tax" means (a) any foreign, federal, state or local income, earnings,
        ---
profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security or other tax of any nature, (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent

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or other fee or charge of any nature or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

  1.34  "Threatened" means that a demand or statement has been made (orally or
         ----------
in writing) or any notice has been given (orally or in writing) with respect to a claim, Proceeding, dispute, action or other matter, or an event has occurred or circumstances exist that would lead a prudent Person to conclude that a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

  1.35  "Working Capital" means current Assets less current liabilities,
         ---------------
calculated in accordance with GAAP, consistently applied.

SECTION 2.              SALE AND TRANSFER OF SHARES; CLOSING
                        ------------------------------------

  2.1   Shares.  Subject to the terms and conditions of this Agreement, at the
        ------
Closing, the Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, all of the Shares.

  2.2   Purchase Price.  The purchase price (the "Purchase Price") for the
        --------------
Shares shall be finally determined in accordance with Section 2.3, but shall not exceed $1,543,750, payable as follows:

        2.2.1 On the Closing Date, Buyer shall pay to Anthony R. Lorenzo, Esquire, as agent for the Sellers, by check, $1,343,750, less the amount (which is equal to $151,077) required as of the Closing Date to fully satisfy the indebtedness of F&R to CoreStates Bank, N.A., and less (b) the cash deposited into escrow in accordance with Section 2.3.5.

        2.2.2 On the Closing Date, Buyer shall deliver to Sellers a promissory note, in substantially the form set forth in Exhibit A (the "Note").
                                                        ---------
The Note shall be in the principal amount of $200,000 payable in full, with interest accrued thereon, on the first business day of the month that follows the month in which the fifth anniversary of the Closing Date occurs. Interest on the outstanding principal amount shall accrue at the per annum rate equal to the Prime Rate and shall first become payable on the second anniversary of the Closing Date, and thereafter shall continue to accrue and be paid quarterly until the principal sum is fully paid. The Note shall be held in escrow under the Escrow Agreement for a period of two years following the Closing Date and shall be subject to setoff until its maturity by Buyer in accordance with
Section 8 of this Agreement. Buyer's parent company shall guarantee payment of the Note in accordance with a guaranty agreement substantially in the form of Exhibit B (the "Guaranty").
---------

 2.3 Adjustments to Purchase Price.
     -----------------------------

     2.3.1 The "Adjustment Amount" means the greater of (a) the amount, if any, by which $1,049,000 exceeds the stockholders' equity of F&R (calculated in accordance with Section

2.3.2) as of the Closing Date, and (b) the amount, if any, by which $859,000 exceeds the Working Capital of F&R (calculated in accordance with Section 2.3.2) as of the Closing Date.

     2.3.2 Sellers shall cause to be prepared and delivered to Buyer, at the Sellers expense, within 45 days of the Closing Date, a balance sheet compiled in accordance with GAAP (subject to and prepared in accordance with the provisions of Section 2.3.4) and an income statement, compiled in accordance with GAAP, of F&R dated as of the Closing Date (the "Closing Financial Statement"). If, within 45 days following Sellers' delivery of the Closing Financial Statement, Buyer has not given to Sellers notice of its objection to the Closing Financial Statement, then the Closing Financial Statement shall be deemed final and binding and used to determine the Adjustment Amount. If Buyer gives notice of its objection with respect to any items contained in the Closing Financial Statement other than "F&R's ETC's" (as defined in Section 2.3.3), then the issues in dispute will be promptly submitted to the respective certified public accounting firms of Sellers and Buyer (the "Accountants") for resolution. If the issues in dispute are submitted to the Accountants for resolution, then (a) each party shall cooperate with the Accountants to resolve the dispute, (b) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants within 30 days of their receipt of all materials necessary to render a decision, will be binding and conclusive on the parties and (c) Buyer and the Sellers will each bear the costs and fees of their own Accountants in connection with such determination. If the Accountants fail, within such 30 day period, to resolve any issues in dispute that have been submitted to them, then the Accountants shall jointly select a third reputable certified public accounting firm (the "Third Party Accountants") who shall, within 30 days of its receipt of all materials necessary to render a decision, conclusively resolve any such issues still in dispute. Buyer and Sellers will
(a) cooperate with the Third Party Accountants to resolve the dispute, (b) be bound by the decision of the Third Party Accountants and (c) each bear 50% of the Third Party Accountants' fees for such determination.

     2.3.3 The Closing Financial Statement shall also be accompanied by Sellers' estimates, as to each applicable Contract, of the costs to complete F&R's such customer Contracts (other than cost-reimbursable Contracts) that have not been completed as of the Closing Date ("F&R's ETC's"). F&R's ETC's as of the Closing Date shall consist of those ETC's attributable to Contracts furnished Buyer at May 31, 1996, reduced by actual costs incurred between May 31, 1996 and the Closing Date. If Buyer gives notice of its objection to Sellers' calculation of F&R's ETC's within 45 days following Buyer's receipt of the Closing Financial Statement and submits with such notice its own good faith calculation (as to each applicable Contract) of F&R's ETC's that differ by an aggregate of more than ten percent from Sellers' calculation of F&R's ETC's, then the parties shall promptly attempt to resolve their differing calculations of F&R's ETC's. If Sellers and Buyer are unable to resolve their differing calculations, then the matter shall be referred to the Arbitrator who will submit a third calculation (as to each applicable Contract) of F&R's ETC's. In such event, (a) Buyer and Sellers shall each cooperate with the Arbitrator, (b) the Arbitrator shall submit his calculation (as to each applicable contract) of F&R's ETC's to Buyer and Sellers within 30 days of his receipt of all materials necessary to render a calculation and (c) Buyer and Sellers will each bear 50% of the Arbitrator's fees. Of the three calculations of F&R's ETC's, Buyer and Sellers shall be bound by the calculation (as to each applicable Contract) that falls between the other two and such calculation shall be used to adjust the Closing Financial Statement and the Adjustment Amount. If (a) Buyer's aggregate calculation of F&R's ETC's does not differ by more than ten percent from Sellers' aggregate calculation of F&R's ETC's or (b) if Buyer does not object to Sellers' calculation of F&R's ETC's within the 45 day period following Buyer's receipt of the Closing Financial Statement, then Buyer and Sellers shall be bound by Sellers' calculation of F&R's ETC's.

     2.3.4 For purposes of calculating the Adjustment Amount, the following provisions shall apply:

             (a) Assets shall not include any intangible Assets of F&R, including without limitation goodwill and shall include Inventory Subject to Setoff (as defined in Section 1.19);

             (b) Assets include up to $64,320 in deferred Tax Assets of F&R; and

             (c) Liabilities shall include all accrued expenses of F&R and shall not include Liabilities of F&R for vacation pay or sick pay.

     2.3.5 Consistent with Section 2.2.1, Buyer shall deposit in cash on the Closing Date into an escrow account pursuant to an escrow agreement substantially in the form attached as Exhibit C (the "Escrow Agreement") a total
                                      ---------
of $500,000 that would have otherwise been paid as part of the cash component of the Purchase Price on the Closing Date. The Escrow Agreement shall provide, among other things, that on the tenth business day (the "Adjustment Date") following the final determination of the Adjustment Amount, if any, the Trust and the Buyer shall jointly instruct the escrow agent under the Escrow Agreement to promptly disburse to Buyer in cash the Adjustment Amount, plus accrued interest thereon pursuant to the terms of the Escrow Agreement. In addition, on the Adjustment Date, the Escrow Agent shall also disburse to the Trust, the excess (plus accrued interest thereon), if any, of the amount in the Escrow Fund over $100,000 with respect to which a Claim (as defined in the Escrow Agreement) has not been made, provided that if the Adjustment Date occurs prior to the date that is 85 days from the date hereof, then the Escrow Agent shall continue to retain in the escrow account at least $300,000, of which $200,000 shall be disbursed to the Trust on the date that is 86 days from the date hereof but only to the extent that no Claim with respect to such $200,000 has been made. On the first anniversary of the Closing Date, Escrow Agent shall disburse to the Trust the amount (plus accrued interest thereon) in the escrow account over $50,000, with respect to which a Claim (as defined in the Escrow Agreement) has not been made. On the second anniversary of the Closing Date, the escrow agent shall disburse to the Trust the escrow funds, if any, that remain, except for such funds subject to a Claim under the Escrow Agreement. Buyer shall have the right at its election to substitute for the escrow an unconditional and irrevocable letter of credit or guaranty of a United States banking institution, provided that the terms of the escrow shall not in any event vary from the provisions of this Section 2.3.5.

     2.3.6   Additional Escrow Conditions. To the extent that any employee of
             ----------------------------
F&R as of the Closing Date continues from and after such date to be employed by Buyer or F&R, then, during the two year period following the Closing Date, if such employee utilizes sick time earned and accrued while an employee of F&R, Sellers shall be responsible for the payment of such sick time, not to exceed 20 working days, less sick time earned and accrued by such employee while an employee of Orbit or F&R from and after the Closing ("Sick Pay Escrow"). From and after the Closing Date, Sellers shall also be responsible for any Losses of F&R that arise under or relate to (a) the termination by F&R of the Guardian health insurance policy, (b) warranty claims by third parties and/or other direct costs incurred by Buyer under completed Contracts not reflected in the Financial Statements (as defined in Section 3.5),
(c) all liabilities of F&R arising prior to the Closing Date under all F&R letters of credit, and (d) the amount of F&R's Accounts Receivables that are aged more than 90 days as of the Closing Date (collectively, "Additional Losses"). Buyer shall be entitled, from time to time during the term of the Escrow Agreement, to instruct the escrow agent under the Escrow Agreement to disburse to Buyer from escrow such funds that relate to the Sick Pay Escrow and the Additional Losses, provided that a copy of such instructions are also delivered to Sellers and Buyer attests to the escrow agent that Sellers have received a copy of such instructions. In addition, during the term of the Escrow Agreement, Buyer shall pay into the escrow account any cash receipts (net of (a) Buyer's reasonable third party costs and expenses incurred to recover such receipts and (b) an additional fee equal to 50% of such net cash receipts) that relate to claims submitted by F&R prior to the Closing Date to the United States government, or agency thereof, for past-year indirect rate adjustments on projects conducted by F&R. Buyer will use reasonable efforts to comply with and support any reasonable inquiries or requests by the United States government in connection with such claims.

  2.4  Closing.  The closing of the sale of the Shares by the Sellers to Buyer
       -------
and the other transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on the date of this Agreement (the "Closing Date") at the offices of Blank Rome Comisky & McCauley, 1200 Four Penn Center Plaza, Philadelphia, Pennsylvania, or at such other time and place as may be agreed upon by Buyer and Sellers. The Closing shall be deemed effective as of the close of business on the Closing Date, or at such other time upon which the parties shall mutually agree.

 2.5 Closing Deliveries.
     ------------------

     2.5.1  At the Closing, the Sellers shall deliver to Buyer:

            (a) To the extent received by the Closing Date, or within 15 days thereafter, Consents to the transfer or assignment to Buyer of all Contracts of F&R where the Consent of any other party to any such Contract is required for such assignment or transfer;

            (b) the keys to all Tangible Property of F&R and title to the vehicles, if any, of F&R;

            (c) all files, papers, books and records, and service records relating to the businesses of F&R;

            (d) termination statements and any other termination documents in a form reasonably satisfactory to counsel for Buyer, terminating all applicable liens, security interests, pledges, charges, executions, attachments, Encumbrances and claims in and to the Shares and the Assets of F&R;

            (e) a certificate, dated as of a recent date, from the Secretary of the State of Delaware that F&R is a corporation validly existing and in good standing;

            (f) the minute books and stock books of F&R;

            (g) certificates representing the Shares, with stock powers or assignments separate from certificate duly endorsed by the Sellers;

            (h) the Escrow Agreement, the opinion of counsel to the Sellers and the Noncompetition Agreements;

            (i) copies of the resolutions duly adopted by the board of directors of F&R authorizing F&R to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by the Secretary of F&R as in full force and effect, without modification or rescission, on and as of the Closing Date;

            (j) resignations of all directors and officers of F&R; and

            (k) all such further documents, instruments and agreements which may in the reasonable opinion of Buyer, or its counsel, be necessary in order to transfer title to the Shares to Buyer more effectively, or to carry out and effectuate any provision of this Agreement and the transactions contemplated by this Agreement.

     2.5.2  At the Closing, Buyer shall deliver to the Sellers:

            (a) the Note, the Escrow Agreement, the Noncompetition Agreements, and the Guaranty;

            (b) a certificate, dated as of a recent date, from the Secretary of the State of Delaware that Buyer is a corporation validly existing and in good standing;

            (c) copies of the resolutions duly adopted by the board of directors of Buyer authorizing Buyer to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by the Secretary of Buyer as in full force and effect, without the modification or rescission, on and as of the Closing Date; and

            (d) all such further documents, instruments and agreements which may in the reasonable opinion of Sellers or their counsel, be necessary in order to transfer title to the Shares to Buyer more effectively, or to carry out and effectuate any provision of this Agreement and the transactions contemplated by this Agreement.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF F&R, SELLERS
              ----------------------------------------------

  F&R and Sellers, jointly and severally, represent and warrant to Buyer the following, each of which shall be true and accurate on and as of the date of this Agreement and on and as of the Closing Date:

  3.1  Corporate Organization.  Schedule 3.1 contains a complete and accurate
       ----------------------   ------------
list for F&R of its jurisdiction of incorporation and its capitalization (including the number of shares held by the Sellers). F&R is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, has the corporate power to own all of its property and Assets and enter into this Agreement and perform the transactions contemplated by this Agreement. The execution and delivery of this Agreement by F&R and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of F&R. This Agreement and all other documents and agreements contemplated by this Agreement constitute the valid and binding obligations of Sellers and F&R, as applicable, enforceable in accordance with their respective terms. F&R is duly qualified as a foreign corporation in good standing under the Laws of each jurisdiction set forth in Schedule 3.1 and there is no other jurisdiction in
                          ------------
which the nature of its business or the location of its properties requires such qualification, except where the failure so to qualify would not have a material adverse effect on F&R. F&R has no Subsidiaries. Schedule 3.1 also sets forth,
                                                  ------------
with respect to F&R, (a) the names and titles of its directors and officers, (b) its federal employer identification number and (c) all fictitious, assumed or other names of any type that are registered or used by them or under which they have done business.

  3.2  Effect of Agreement.  Neither the execution and delivery of this
       -------------------
Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will, directly or indirectly, (a) contravene, conflict with, or result in (with or without notice or lapse of time) a violation of (i) any provision of the Articles of Incorporation or Bylaws of F&R or (ii) any resolution adopted by the board of directors or shareholders of F&R,
(b) contravene, conflict with, or result in (with or without notice or lapse of time) a violation of, or give any Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Judgment to which Sellers or F&R may be subject, (c) cause Buyer to become subject to, or to become liable for the payment of, any Tax, (d) to the Knowledge of Sellers, contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract of F&R or (e) to the Knowledge of Sellers, result in (with or without notice or lapse of time) the imposition or creation of any Encumbrance upon or with respect to any of the Assets owned or used by F&R.

  3.3  Capitalization.  The authorized capital stock of F&R consists of 100,000
       --------------
shares of Class B voting common stock, par value $1.00 per share, of which 100,000 shares are issued and outstanding, and 20,000 shares of Class A nonvoting common stock, par value $1.00 per share, of which 11,500 shares are issued and outstanding, and 1,900 shares are held in treasury, all of which collectively constitute the Shares. Sellers are the sole and unconditional owners of, and at Closing will transfer to Buyer, good and marketable title to, all of the Shares, free and clear of all Obligations and Encumbrances of any kind, nature or description and Schedule 3.3 sets forth the
                                                    ------------
number of shares held by each Seller. All of the Shares, and other equity securities of F&R, have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts or Contract Rights relating to the issuance, sale or transfer of any equity securities or other securities of F&R.

  3.4  Financial and Corporate Records.  The books and records of F&R are and
       -------------------------------
have been, to the Knowledge of Sellers, properly prepared and maintained in form and substance adequate for preparing financial statements and fairly and accurately reflect all of the Assets and Obligations and all Contracts and transactions to which F&R is or was a party or by which F&R or any of its Assets is or were affected. The corporate minute books and stock books of F&R have been delivered to Buyer and contain (a) accurate and complete minutes of all meetings of the shareholders and boards of directors of F&R, (b) accurate and complete written statements of all actions taken by the shareholders and boards of directors of F&R without a meeting and (c) accurate and complete records of the issuance, transfer and cancellation of all shares of capital stock and other securities since its date of incorporation. Schedule 3.4 contains a complete
                                             ------------
list of all bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes of F&R, and the names of all individuals who have access thereto or are authorized to make withdrawals therefrom and dispositions thereof.

  3.5  Financial Statements.  The financial statements and notes thereof of F&R
       --------------------
at and for the fiscal years ended June 30, 1995, July 1, 1994 and July 2, 1993 and the periods ended September 29, 1995, December 29, 1995 and March 29, 1996 (collectively, the "Financial Statements") (a) have been delivered to Buyer, (b) are true and correct, (c) fairly present the financial condition and results of operations of F&R as at and for the periods then ended in accordance with GAAP, and (d) reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial condition and results of operations, cash flows and changes in shareholders' equity of F&R as of such dates and for the periods then ended. To the Knowledge of Sellers, the Financial Statements do not contain any material misstatements or omissions regarding the business, Assets, condition (financial or otherwise) or results of operations of F&R. All Indebtedness of F&R as of the Closing Date is set forth in Schedule 3.5.
                ------------

 3.6   Contracts.
       ---------

       (a) Schedule 3.6 contains a reasonably complete, detailed and accurate
           ------------
list, and F&R has delivered to Buyer true and complete copies, of all of the Contracts of F&R, including, for example, the following types of Contracts: (a) each Contract that involves the performance of services or delivery of goods or materials by or to F&R, (b) each lease, rental or occupancy agreement, license, installment or conditional sale Contract, (c) each Contract to which any employee, consultant or contractor of F&R is bound, (d) each collective bargaining agreement, (d) each joint venture, partnership, voting, shareholder or other Contract involving a sharing of profits, losses, costs or liabilities by F&R, and (e) each amendment, supplement and modification (oral or written) to any of the foregoing. F&R is not in default under any Contract to which it is a party, there are no defaults by the respective other parties under such Contracts and the Sellers have furnished Buyer with all details of the commitments of F&R with respect to each such Contract. All of the Contracts listed or required to be listed in Schedule 3.6 are in full force and effect and
                                   ------------
are valid and enforceable in accordance with their terms, and to the Knowledge of Sellers and Principals, no event has occurred or circumstance exists that would give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any such Contract. The terms and conditions of all such Contracts are reasonable and customary in the industries and trades in which F&R operates, and there are no extraordinary terms in such Contracts. Buyer will have the same Contract Rights under each Contract, as does F&R. The fees or other compensation under each Contract are accurately described on Schedule 3.6 and no fees or payments or other
                        ------------
compensation have been prepaid and each Contract is enforceable in accordance with its terms. Except as set forth on Schedule 3.6, F&R is not a party to any
                                       ------------
written or oral employment or other Contract with any of the employees of F&R or other Person which is not terminable at-will without a severance obligation. None of F&R's Contracts are classified in accordance with the Department of Defense Industrial Security Regulation, DOD 5220.22R.

       (b) Attached to Schedule 3.6 is a list of F&R's ETC's as of the Closing
                       ------------
Date, which includes a true and complete quantitative analysis per contract of the following categories: (i) total estimated contract, (ii) total estimated cost, (iii) total estimated profit, (iv) estimated profit percentage, (v) costs to date of Closing, (vi) costs to complete, (vii) percentage to completion,
(viii) earnings to date of Closing, (ix) loss provision, if any, (x) adjusted earnings to date, (xi) billings to date, (xii) underbilled, (xiii) overbilled and (xiv) backlog.

  3.7  Employee Relations.   F&R is not a party to any collective bargaining
       ------------------
Contract or any other Contract with any labor unions or any other representative of the employees of F&R. F&R has no material labor disturbances or pending arbitration, unfair labor practice, grievance or other Proceedings of any kind with respect to the employees of F&R and F&R has had no such labor Proceedings for the past 18 months or which remains unresolved. There is: (a) no grievance which might have an adverse effect on F&R, nor any Proceeding arising out of or under collective bargaining agreements, pending and no claim therefor has been asserted and (b) no collective bargaining agreement currently being negotiated by F&R. Sellers have no Knowledge of any present or Threatened walkout, strike or any similar occurrence which adversely affects or may adversely affect the Assets, properties, business, condition or prospects of F&R. During the past five years, no union attempts to organize or represent the employees of F&R have been made, nor are any such attempts now Threatened, nor have Sellers or F&R been notified by any labor organization that it is soliciting or intends to solicit employees of F&R to select a bargaining agent, nor is any such solicitation being made or, to the Knowledge of Sellers, contemplated by any labor union.

  3.8  Taxes.  F&R has duly and timely filed or will file with the appropriate
       -----
governmental agencies (federal, state and local) all Tax returns and reports required to be filed by it on or before the Closing Date, all of which have been or will be accurately prepared. All Taxes due, owing and payable, or which may be due, owing and payable for periods prior to and including the Closing Date, have been or will be fully and timely paid. F&R has not filed any elections with the Internal Revenue Service, or any state taxing authority, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Tax or deficiency against F&R, nor are there any actions, suits or claims now pending, or to Sellers' Knowledge Threatened, against F&R in respect of any Tax. True and complete copies of the Tax returns of F&R for the fiscal years ended June 30, 1995, July 1, 1994 and July 3, 1993 have been provided to Buyer.

  3.9    Permits.  F&R has obtained and maintains, in full force and effect, all
         -------
material Permits which are necessary for the conduct of the business of F&R.
Schedule 3.9 contains an accurate and complete list of all Permits maintained by
------------
F&R, and all such Permits are in full force and effect, no violations are or have been recorded in respect of any Permit and no Proceeding is pending or Threatened to revoke, terminate or limit any Permit. Sellers, to their Knowledge, do not have any basis to believe that F&R is in default, and F&R has not received notice of any claim of default, with respect to any such Permit or any notice of any other claim or Proceeding or Threatened Proceeding relating to any such Permit.

  3.10   Compliance with Laws.  The operations of F&R, the conduct of its
         --------------------
business as and where such business is presently conducted, and the Assets of F&R and its uses comply, in all material respects, with all applicable Laws, except where the failure to so comply would not have a material adverse effect on the business, Assets or financial condition of F&R. Set forth on Schedule
                                                                     --------
3.10 is a true, complete and accurate description of all material inspections
----
about which F&R received written notice (and related written reports furnished to F&R made by federal, state and local governmental agencies, authorities and other Persons for the past five years) regarding any Laws applicable to its business or Assets, together with a description of all material recommendations of, actions taken by, submission of information to, and fines and penalties imposed by, all such governmental agencies and authorities.

  3.11   Intangible Property.  All of the Intangible Property of F&R is
         -------------------
listed on Schedule 3.11.  The rights of F&R in the Intangible Property are free
          -------------
and clear of any and all Encumbrances. F&R has had no notice of any adversely held Intangible Property of any other Person or notice of any claim of any other Person relating to any of the Intangible Property and, to the Knowledge of Sellers, there is no basis for any such charge or claim. F&R has not, to the Knowledge of Sellers, misappropriated the trade secrets or property rights of any Person and none of the Intangible Property, as used in the business of F&R, infringes upon or violates the rights of any Person. Sellers have no Knowledge of any Person utilizing the Intangible Property of F&R and F&R has not transferred any rights to its Intangible Property to any Person.

  3.12   Tangible Property.  Schedule 3.12 is a detailed list of all of the
         -----------------   -------------
Tangible Property owned or used by or by under lease to F&R grouped as to type, including the cost, accumulated depreciation and net book value. Except as set forth on Schedule 3.12, F&R has good and marketable title to its Tangible
         -------------
Property, free and clear of any Encumbrances.  All of the Tangible

Property of F&R is located at the offices or facilities of F&R, and F&R has the full and unqualified right to require the immediate return of any of its Tangible Property which is not located at its offices or facilities. All Tangible Property used by F&R's customers is in good working order and repair, and is sufficient for its operations as presently conducted.

   3.13  Inventory.  All of the inventory of F&R is listed on Schedule 3.13
         ---------                                            -------------
and consists of a quality and quantity usable and salable in the ordinary course of business. All of the inventory of F&R is in good condition and repair, is sufficient for the operations of F&R as currently conducted and complies with the requirements of applicable Law. The quantities of each item in inventory are not excessive but are reasonable in the present circumstances of F&R.

   3.14  Real Property.  Schedule 3.14 is a detailed list of all Real
         -------------   -------------
Property owned or leased by F&R. None of the Real Property owned or leased by F&R, nor the occupancy, maintenance or use thereof, is in violation of any Contract or Law, and no notice from any Person has been received by Sellers or served upon any such Real Property claiming any violation of any Contract or Law. To the Knowledge of Sellers, there are no Hazardous Substances on or under any Real Property of F&R.

   3.15  Accounts Receivable.  All Accounts Receivable of F&R are listed on
         -------------------
Schedule 3.15. All such Accounts Receivable represent valid Obligations arising
-------------
from services actually performed by F&R in the ordinary course of its business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible. Schedule 3.15 also indicates the
                                              -------------
Accounts Receivable that either have been or will be collected in full, without any setoff, within 90 days after the date in which it first becomes due and payable. There is no contest, claim or right of setoff in any agreement with any maker of an Account Receivable relating to the amount or validity of such Account Receivable.

   3.16  No Undisclosed Liabilities.  F&R has no Obligations or Liabilities
         --------------------------
of any nature, except for liabilities or Obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of its business.

   3.17  No Material Adverse Change.  Since March 29, 1996, there has been no
         --------------------------
material adverse change in the business, operations, properties, prospects, Assets or condition of F&R, or any event, condition or contingency that is likely to result in such a material adverse change. In addition, since March 29, 1996, there has not been (a) any change in the authorized or issued capital stock of F&R, (b) any grant of any option or right to purchase stock of F&R, (c) any issuance of any security convertible into stock of F&R, (d) any purchase, redemption, retirement or other acquisition of shares of stock of F&R, (e) any declaration or payment of any dividend or other distribution with respect to shares of stock of F&R, (f) any amendment to the Certificate of Incorporation or Bylaws of F&R, (g) any damage to or destruction or loss of any Asset or property of F&R, whether or not covered by insurance, materially and adversely affecting the properties, Assets, business, financial condition or prospects of F&R or (h) any agreement, oral or written, by F&R to do any of the foregoing or similar acts.

    3.18  Employees and Independent Contractors.  Schedule 3.18 is a list of
          -------------------------------------   -------------
all of the employees of F&R and (a) their titles or responsibilities, (b) their social security numbers and states of residence, (c) their dates of hire, (d) their current salaries or wages, (e) their last compensation changes and the dates on which such changes were made, (f) any specific bonus, commission or incentive plans or agreements for or with them, (g) any outstanding loans or advances made to them and (h) their full vacation and sick pay accrued to the date of this Agreement and as of the Closing Date. Schedule 3.18 also contains a
                                                   -------------
list of all sales representatives and independent contractors engaged by F&R, their tax identification numbers and states of residence, their payment arrangements, and a brief description of their jobs or projects currently in progress. Except for any limitations of general application which may be imposed under applicable employment Laws, F&R has the right to terminate the employment of each of their respective employees at will and without incurring any penalty or liability other than liability for severance pay in accordance with the disclosed severance pay policy of F&R. F&R is in material compliance with all Laws respecting employment practices, except where the failure to so comply is not and would not be material to F&R.

    3.19  Employee Benefit Plans.  Except as listed on Schedule 3.19, F&R
          ----------------------                       -------------
neither sponsors, maintains nor contributes to, or has any ongoing Obligation with respect to, any Employee Benefit Plan. Attached to Schedule 3.19 are
                                                         -------------
accurate and complete copies of all Employee Benefit Plans listed thereon, including all written Contracts, Insurance Policies and other documents relating to such Employee Benefit Plans, and any written materials used by F&R to describe such Employee Benefit Plans to its employees or to its management, all of which accurately describe the terms of such Employee Benefit Plans, including Summary Plan Descriptions, if applicable. F&R has not agreed or committed, and has no understanding whether legally binding or not, to create any additional Employee Benefit Plan or to continue, modify, change or terminate any Employee Benefit Plan. F&R has not established, maintained, or contributed to, and does not have any ongoing Obligation with respect to, any Employee Benefit Plan that is a "pension plan" (as defined in Section 3(2) of ERISA). Accurate and complete copies of the most recent annual return on Form 5500 for each Employee Benefit Plan listed on Schedule 3.19 for which such returns are required are
                       -------------
attached to Schedule 3.19.  Except as otherwise described on Schedule 3.19, with
            -------------                                    -------------
respect to each Employee Benefit Plan listed on Schedule 3.19, (a) F&R has made
                                                -------------
all payments required to be made and have accrued in accordance with GAAP all payments due but not yet payable; (b) to the Knowledge of Sellers, F&R has operated and currently operates such plans in compliance with the plan documents and in all material respects with all applicable Laws including, but not limited to, ERISA, the Code (including, but not limited to, Section 4980B thereof) and the regulations thereunder; (c) to the Knowledge of Sellers, there has not been any violation of the reporting and disclosure provisions of the Code and ERISA;
(d) to the Knowledge of Sellers, there has not been any Prohibited Transaction (as defined in ERISA or the Code); and (e) to the Knowledge of Sellers, there has not been any violation of Sections 404, 406 or 407 of ERISA. F&R has no direct or indirect Obligation under any Employee Benefit Plan other than the Employee Benefit Plans listed on Schedule 3.19. There are no circumstances
                                 -------------
arising out of the sponsorship of or contribution to any Employee Benefit Plan that will result in any direct or indirect liability other than liability for contributions, benefit payments, administrative costs and liabilities incurred in the ordinary course of business. No event has occurred and no circumstances currently exist that do or will result in any civil penalty being assessed pursuant to Section 502 of ERISA, any tax being imposed under Section 4975 of the Code, any liability for a breach of fiduciary or other responsibility under ERISA or the Code or any other Obligation under applicable Law (including, but not limited to, those relating to Section 4408B of the Code of Sections 601 through 608 of ERISA) with respect to any Employee Benefit Plan that has been established, maintained or contributed to by F&R or any other entity or entities that, together with F&R, constitute elements of either a controlled group of corporations (within the meaning of Section 414(b) of the Code), a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code or Section 4001 of ERISA), an affiliated service group (within the meaning of Section 414(m) of the Code), or another arrangement covered by
Section 414(o) of the Code.

   3.20  Proceedings and Judgments.  Except as described on Schedule 3.20,
         -------------------------                          -------------
(a) no Proceeding is currently pending or Threatened, nor has any Proceeding occurred to which F&R is or was a party, or by which F&R or its Assets or business is or was affected, (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time within the past five years, against F&R, or by which F&R or its Assets or business is or was affected and (c) no breach of Contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or Threatened by or against F&R at any time within the past five years, and there is no basis for any such claim. As to each matter, if any, described on Schedule 3.20, copies of all pertinent pleadings, Judgments,
             -------------
orders, correspondence and other documents have been delivered to Buyer.

   3.21  Environmental Matters.  Except as set forth on Schedule 3.21, F&R
         ---------------------                          -------------
is, and at all times prior to the date of this Agreement has been, in full compliance with, and has not been in violation of or liable under, any environmental Law and no Sellers have any basis to expect any actual or Threatened order, notice or other communication from any Person of any actual or potential violation or failure of F&R to comply with any environmental Law, or of any actual or Threatened Obligation to undertake or bear the cost of any liability with respect to any property or Assets in which F&R has had an interest, or with respect to any property at or to which Hazardous Substances were generated, manufactured, refined, transferred, imported, used or processed by F&R, or from which Hazardous Substances have been transported, treated, stored, handled, transferred, disposed, recycled or received.

   3.22  Insurance.  Schedule 3.22 is a list and description of all Insurance
         ---------   -------------
Policies currently owned or maintained by F&R. Copies of all Insurance Policies described on Schedule 3.22 have been delivered to Buyer. Each such Insurance
             -------------
Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 3.22. Except as described on Schedule 3.22, there are no
             -------------                          -------------
claims material to F&R that are pending under any of the Insurance Policies.
F&R has not received any notice of cancellation with respect to any of its current Insurance Policies, and there is no basis for the insurer thereunder to terminate any current Insurance Policies of F&R. Except as set forth on

Schedule 3.22, all such Insurance Policies are or were, during the entire period
-------------
of coverage, on an "occurrence" rather than a "claims made" basis.

   3.23  Suppliers and Customers.   Schedule 3.23 contains an accurate and
         -----------------------    -------------
complete list of the current customers, active prospects and current significant suppliers of F&R. The relationships of F&R with its suppliers and customers are good commercial working relationships and no supplier or customer of F&R has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with F&R or has during the last 12 months decreased materially, or Threatened to decrease or limit materially, its services, supplies or materials to F&R or its usage of the services or products of F&R. No Sellers have received written notice that any such supplier or customer intends to cancel or otherwise modify its relationship with F&R or to decrease materially or limit its services, supplies or materials to F&R or its usage of the services or products of F&R. To the Knowledge of the Sellers, the acquisition of the Shares by Buyer will not adversely affect the relationship with any such supplier or customer. Except as set forth on Schedule 3.23, F&R is
                                                           -------------
not a party to any Contract with a customer or supplier that would be adversely affected as a result of the acquisition of the Shares by Buyer.

   3.24  Questionable Payments.  No Sellers, to their Knowledge, nor any of
         ---------------------
the current or former shareholders, directors, officers, consultants, agents, employees or other Persons associated with or active on behalf of F&R have (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, (d) established or maintained any unlawful or unrecorded fund of corporate monies or other Assets, (e) made any false or fictitious entries on the books and records of F&R, (f) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or
(g) made any material favor or gift which is not deductible for federal income tax purposes.

   3.25  Related Party Transactions.  Except as described on Schedule 3.25
         --------------------------                          -------------
there are no Contracts or other arrangements of any nature among the Sellers and F&R and any current or former shareholder, director, officer or Affiliate of F&R or any other Person Affiliated with Sellers and F&R.

   3.26  Brokerage Fees.  Except for a contingent fee owed to OEM Capital
         --------------
(F&R's financial advisor), no Person acting on behalf of Sellers or F&R is or shall be entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement. The payment or other satisfaction of any such fee is an Obligation of Sellers and is not an Obligation of F&R.

   3.27  Full Disclosure.  No representation or warranty made by Sellers or
         ---------------
F&R in this Agreement (a) contains any untrue statement of any fact that was or is material to Sellers or F&R, (b) omits to state any fact that was or is material to any Sellers or F&R, or (c) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any respect that was or is material to any Sellers or F&R. The copies of documents attached as Schedules to this Agreement or otherwise delivered to Buyer in connection with the transactions contemplated by this Agreement, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers that would be pertinent to Buyer's understanding thereof in any respect that was or is material to Sellers or F&R. There is no fact known to Sellers or F&R, that has not been disclosed to Buyer in the Schedules to this Agreement or otherwise in writing, that was or is, or so far as Sellers or F&R can reasonably foresee, will be material to F&R or material to the ability of Sellers or F&R to perform their respective obligations under this Agreement.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF BUYER
               ---------------------------------------

               Buyer represents and warrants to the Sellers the following, each of which will be true and accurate on and as of the date of this Agreement and on and as of the Closing Date:

   4.1   Corporate Organization.  Buyer is a corporation duly organized,
         ----------------------
validly existing and in good standing under the Laws of the State of Delaware and has the corporate power to own all of its property and Assets, enter into this Agreement and perform the transactions contemplated by this Agreement, and carry on its business as and where it is now conducted. This Agreement and all other documents and agreements contemplated by this Agreement constitute the respective valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

   4.2   Effect of Agreement.  The purchase of the Shares by Buyer and the
         -------------------
execution and performance by Buyer of this Agreement and the agreements contemplated by this Agreement do not violate any federal, state or local Law, and will not violate, conflict with, or result in a breach of or default or liability under any agreement or instrument to which Buyer is a party or result in the creation or imposition of any Encumbrance in or to any of Buyer's property or Assets.

   4.3   Authorization. The execution and delivery of this Agreement by Buyer
         -------------
and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer. Each document contemplated by this Agreement, when executed and delivered by Buyer in accordance with the provisions hereof, shall be valid and legally binding upon Buyer in accordance with its terms.

   4.4   Investment Intent. Buyer is acquiring the Shares for its own account
         -----------------
and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Buyer is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.

   4.5   Proceedings.  There is no Proceeding that has been commenced against
         -----------
Buyer that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement.

   4.6   Brokerage Fees.  No Person acting on behalf of Buyer is or shall be
         --------------
entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

   4.7   Full Disclosure.  No representation or warranty made by Buyer in this
         ---------------
Agreement (a) contains any untrue statement of any fact that was or is material to Buyer, (b) omits to state any fact that was or is material to Buyer, or (c) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any respect that was or is material to Buyer. The copies of documents delivered to the Sellers in connection with the transactions contemplated by this Agreement, are accurate and complete, and are not missing any amendments, modifications, correspondence or other, related papers that would be pertinent to the Sellers understanding thereof in any respect that was or is material to Buyer. There is no fact known to Buyer, that has not been disclosed to the Sellers that was or is, or so far as Buyer can reasonably foresee will be, material to Buyer or material to the ability of Buyer to perform its obligations under this Agreement.


SECTION 5. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
           ---------------------------------------------------

   Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in whole or in part):

     5.1   Accuracy of Representations and Warranties.  The representations and
           ------------------------------------------
warranties of F&R and Sellers contained in this Agreement will be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Schedules to this Agreement will be complete, accurate, current and updated in all respects on and as of the Closing Date. F&R and Sellers will have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     5.2   No Default. F&R will not be in default in any respect under any
           ----------
material Contract relating to its business or Assets to which it is a party, and F&R will not have received written notice of or be in violation of any material Law or Judgment which relates to its business or Assets.

     5.3   Performance of Covenants.  All of the covenants and obligations that
           ------------------------
Sellers and F&R are required to perform or to comply with pursuant to this Agreement at or prior to Closing (considered collectively) and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     5.4   No Proceedings. Since the date of this Agreement, there must not have
           --------------
been commenced or threatened against Buyer any material proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

     5.5   No Claim on Stock Ownership. There must not have been made or
           ---------------------------
threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Shares or any other voting, equity or ownership interest in, F&R or (b) is entitled to all or any portion of the Purchase Price.

   5.6   No Prohibition.  Neither the consummation nor the performance of any of
         --------------
the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person Affiliated with Buyer to suffer any material adverse consequence under any Judgment, order, Consent or Contract.

   5.7   Board Approval.  This Agreement, and the transactions contemplated by
         --------------
this Agreement, shall have been approved by the Board of Directors of Buyer.

   5.8   No Adverse Change. There shall not have been any material adverse
         -----------------
change in the financial position or operations of F&R since the date of this Agreement.

   5.9   Opinion of Counsel.  Legal counsel to F&R and Sellers shall have
         ------------------
delivered to Buyer a legal opinion in form and substance satisfactory to Buyer and its counsel.

   5.10  Escrow Agreement.  F&R and Sellers shall have entered into the Escrow
         ----------------
Agreement described in Section 2.3.

   5.11  Restrictive Covenant Agreements. Flam, Hartman and Aubin, respectively,
         -------------------------------
and Buyer shall have entered into a noncompetition agreement in the form of Exhibit D (the "Noncompetition Agreements").
---------

   5.12  Payment of Indebtedness by Related Persons.  The Sellers will cause
         ------------------------------------------
all Indebtedness of F&R to them or their Affiliates to be paid or otherwise satisfied in full prior to Closing.


SECTION 6. CONDITIONS PRECEDENT TO SELLERS'
           AND F&R'S OBLIGATION TO CLOSE
           -----------------------------

           The obligation of F&R and Sellers to sell the Shares and their obligation to take the other actions required to be taken by them at Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by F&R and Sellers in whole or in part):

   6.1   Accuracy of Representations. The representations and warranties of
         ---------------------------
Buyer contained in this Agreement will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer will have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

  6.2  Buyer's Performance.  All of the covenants and obligations that Buyer is
       -------------------
required to perform or to comply with pursuant to this Agreement at or prior to Closing (considered collectively) and each of these covenants and obligations (considered individually), must have been performed and compiled with in all material respects.

  6.3  Board Approval.  This Agreement, and the transactions contemplated by
       --------------
this Agreement, shall have been approved by the Board of Directors of F&R.

SECTION 7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
           ------------------------------------------

           All representations, warranties, covenants, indemnities and agreements made by Sellers, F&R and Buyer in this Agreement are continuing and shall survive, for a period of two years after the Closing Date (except with respect to Sections 3.8, 3.9, 3.10, 3.19, 3.21, 3.24, and 3.27 which shall survive for the applicable statute of limitations period), the execution, delivery and performance of this Agreement, the delivery of the other documents, certifications, lists and instruments, and any investigation or inspection at any time made by or on behalf of Buyer. No information furnished by Sellers and F&R pursuant to this Agreement will operate as a waiver of any of Buyer's rights for any misrepresentation or breach of any warranty which is disclosed by such information. Each warranty, representation and agreement contained in this Agreement is independent of all other warranties, representations and agreements contained in this Agreement (whether or not covering an identical or related subject matter) and must be independently and separately complied with and satisfied. No representation or warranty or agreement made in this Agreement will be limited in its construction by reference to or from any other such provision. The right to indemnification, reimbursement or other remedy based on such representations, warranties, covenants and Obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired about the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or Obligation, unless such Knowledge is acquired from this Agreement or the Schedules to this Agreement.

SECTION 8. INDEMNIFICATION AND SETOFF
           --------------------------

      8.1  Indemnification by the Sellers.  The Sellers, jointly and severally,
           ------------------------------
shall indemnify, defend and hold harmless Buyer, F&R and any parent, Subsidiary, associate, Affiliate, partner, shareholder, officer or shareholder of a partner of Buyer, and all of their successors, assigns, heirs and representatives (collectively, the "Buyer Group") from and against all demands, claims, actions or causes of action, assessments, Judgments, Proceedings, Obligations, debts, Losses, damages, liabilities, settlements, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and expenses, of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, asserted against, resulting to, imposed upon or incurred by any member of Buyer Group, directly or indirectly, by reason of or resulting from any one or more of the following:

       8.1.1 any misrepresentation, breach, failure or inaccuracy of any representation or warranty made by F&R or Seller in or pursuant to this Agreement;

       8.1.2 any failure or refusal by F&R or Sellers to satisfy or perform any covenant, term or condition of this Agreement (not including noncompetition agreements) required to be satisfied or performed by any or all of them;

       8.1.3 any Proceeding against the Buyer Group by any Person (other than Sellers) arising out of or caused by, directly or indirectly, any act or omission of F&R, or any of its Affiliates, employees, representatives, directors or officers at any time prior to the Closing Date;

       8.1.4 any Taxes owed by F&R, Sellers for periods prior to the Closing Date, whether or not any such liability for Taxes exists as of the Closing Date;

       8.1.5 any Tax claim asserted against any member of Buyer Group with respect to any Taxes relating to the operations of the business of F&R prior to the Closing;

       8.1.6 any liability or Obligation of the business of F&R relating to the operations of the business of F&R before the Closing Date, except as specifically set forth in the Financial Statements; or

       8.1.7 any liability or Obligation of F&R relating to or arising under F&R's Contract with the Naval Undersea Warfare Center, Project No. 9674, Contract No. N66604-93-C-0006 (the "NUWC Contract") in excess of $200,000 placed in the escrow account to cover claims under the NUWC Contract.

  8.2  Indemnification by Buyer.  Buyer shall indemnify, defend and hold
       ------------------------
harmless the Sellers and any Affiliate, partner, shareholder, officer or shareholder of a partner of the Sellers and all of their assigns, heirs and representatives (collectively, the "Sellers' Group") from and against all demands, claims, actions or causes of action, assessments, Judgments, Proceedings, Obligations, debts, Losses, damages, liabilities, settlements, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and expenses, of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, asserted against, resulting to, or imposed upon or incurred by any member of the Sellers' Group directly or indirectly, by reason of or resulting from either of the following:

       8.2.1 any misrepresentation, breach or failure of any representation or warranty made by Buyer in or pursuant to this Agreement; or

       8.2.2 any failure or refusal by Buyer to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by it.

  8.3  Indemnification Notice.  With respect to each event, occurrence or matter
       ----------------------
("Indemnification Matter") as to which Buyer Group on one hand, or the Sellers' Group on the other hand (in either case, an "Indemnitee") is entitled to indemnification from the other ("Indemnitor") under this Section 8, within 15 days after Indemnitee receives any written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after Indemnitee first has actual knowledge of the Indemnification Matter, Indemnitee shall give notice to Indemnitor of the nature of the Indemnification Matter ("Indemnification Notice") and if the Indemnification matter involves a third party action, claim, suit or demand, Indemnitor shall undertake the defense of such Indemnification Matter by legal counsel reasonably satisfactory to Indemnitee.

  8.4  Indemnification Matters.  The obligations and liabilities of Indemnitor
       -----------------------
under Section 8 with respect to an Indemnification Matter by third parties will be subject to the following terms and conditions:

       8.4.1 If within 15 days after Indemnification Notice, Indemnitor fails to defend against such Indemnification Matter, Indemnitee will have the right to undertake the defense, compromise or settlement of such Indemnification Matter on behalf of and for the account and at the risk and expense of Indemnitor subject to the right of Indemnitor to assume (with Indemnitee's consent) the defense of such Indemnification Matter at any time prior to settlement, compromise or final determination of such Indemnification Matter.

       8.4.2 Notwithstanding any provision of this Section 8 to the contrary,
(a) if there is a reasonable probability that (i) an Indemnification Matter may materially and adversely affect Indemnitee other than as a result of money damages or other money payments or (ii) Indemnitor cannot provide Indemnitee with adequate assurance that it is capable of fulfilling its indemnification obligations under this Section 8, Indemnitee will have the right to defend, co-defend, reasonably compromise or settle such Indemnification Matter without Indemnitor's approval but after giving Indemnitor three days prior notice of such compromise or settlement and (b) Indemnitor will not, without the prior written consent of Indemnitee, settle or compromise any Indemnification Matter or consent to entry of any Judgment relating to any such Indemnification Matter, which settlement, compromise or Judgment does not include as an unconditional term the release of Indemnitee by the claimant in respect of such Indemnification Matter. Indemnitee will have the right to participate in any defense of an Indemnification Matter at any time at its own expense and Indemnitor will cooperate and cause its counsel to fully and promptly cooperate with Indemnitee and its counsel with respect to its participation in the defense of the Indemnification Matter.

       8.4.3 Indemnitor and Indemnitee will cooperate with each other to furnish access to all records and documents of Indemnitor relating to any Indemnification Matter.

  8.5  Cumulative Remedies.  The remedies provided in this Section 8 are
       -------------------
cumulative and will not preclude assertion by Indemnitee of any other rights or the seeking of any other remedies against any other party to this Agreement. Indemnitor's liability under this
Section 8 shall not extend to claims for which Indemnitee has received proceeds under insurance policies covering such claims.

  8.6  Setoff and Escrow.  In addition to all other rights and remedies that the
       -----------------
Indemnitee may have, the Indemnitee shall have the right to (a) setoff, against any monies due to the Indemnitor (whether under this Agreement, the Note, or otherwise), any sums for which the Indemnitee is entitled to indemnification under this Section 8 or any other sums that the Indemnitee may owe to the Indemnitor (whether under this Agreement, the Note or otherwise) or (b) give notice of a claim in the amount to which it is entitled under this Section 8 in accordance with the Escrow Agreement. The Indemnitee's rights to indemnification under this Section 8 shall under no circumstances be in any manner limited by this right of setoff or escrow. If any Indemnification Matters are pending at the time the Indemnitee is required to make any payment to the Indemnitor (whether under this Agreement or otherwise), then the Indemnitee shall have the right, upon notice to the Indemnitor, to withhold from such payment, until final determination of such Indemnification Matters, the total amount for which the Indemnitor may become liable as a result thereof, determined by the Indemnitee reasonably and in good faith.

  8.7  Inventory Setoff.  On the second anniversary of the Closing Date,
       ----------------
Buyer shall setoff against the principal sum under the Note the value, if any, of all Inventory Subject to Setoff which remains in inventory (as defined in Section 1.19), less $45,000. Buyer shall use best efforts to give reasonable preference to the use of inventory included within Inventory Subject to Setoff over inventory of similar character and shall at its option, either (i) on such date transfers to Sellers title to any Inventory Subject to Setoff, at Sellers' expense, or (ii) pays to Sellers ten percent of the value of all Inventory Subject to Setoff.

  8.8  Limitation.  Sellers shall have no Obligation to indemnify Buyer or F&R
       ----------
for Losses under this Section 8 to the extent that such Losses in the aggregate exceed $1,650,000, as such amount may be adjusted by Buyer's setoff rights and disbursements from escrow.

SECTION 9. MISCELLANEOUS
           -------------

  9.1  Confidentiality.  All information, data, disclosures and other
       ---------------
proprietary information furnished to the Sellers pertaining to Buyer, and to Buyer pertaining to Sellers, shall be deemed confidential, except for information which is or becomes generally available to the public other than as a result of a breach of this Agreement. Except as required by Law or in the event of a Proceeding arising from this Agreement, none of the parties shall disclose the financial terms of this Agreement to any Person other than to their respective professional advisors for purposes of such advisors assisting such parties, as the case may be, in negotiating and performing this Agreement and complying with all applicable Tax Laws. The parties shall cause their professional advisers to treat all information concerning the parties to this Agreement and the terms of this Agreement as confidential.

  9.2  Release.   Sellers hereby release and forever discharge Buyer, F&R, and
       -------
each of their respective individual, joint or mutual, past, present and future agents, representatives, employees, officers, directors, affiliates, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releases") from any and all claims, demands, actions, causes of action, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Sellers (or their respective heirs, executors, administrators, successors and assigns) now have, have ever had or may hereafter have against the respective Releases arising on or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring on or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from Buyer, whether pursuant to its organizational documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained in this Section 9.2 shall operate to
--------  -------
release any Obligations of Buyer or F&R arising under this Agreement as a result of its default or failure to meet its Obligations after the Closing Date or to the extent that Buyer succeeds to the Obligations of F&R as a result of its purchase of the Shares. Sellers hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any suit, action or proceeding of any kind in any court or before any tribunal, based upon any matter purported to be released hereby against any Releasee.

  9.3  Further Assurances.
       ------------------

       (a) The parties will execute from time to time any and all further documents, instruments or agreements and do all other things and deliver all items, which may be reasonably necessary to effectuate and carry out any and all of the provisions of this Agreement and the transactions contemplated by this Agreement.

       (b) Buyer will use its reasonable efforts to collect F&R's Accounts Receivables from and after the Closing Date. To the extent that payments for any of F&R's Accounts Receivables that exist as of the Closing Date are made more than 90 days after it first becomes due and payable in the ordinary course of business, then Buyer shall deposit the amount collected into the escrow fund under the Escrow Agreement, net of Buyer's reasonable third party costs and expenses of collection.

       (c) Flam shall, under Orbit's authority, from and after the Closing Date direct the completion of the NUWC Contract, including maintaining direct contact with the customer and Orbit shall furnish Flam with all reasonable services and resources to competently and effectively complete such Contract.

  9.4  Notices.  All notices, consents or other communications required or
       -------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, or (d) on the date on which a telegram or facsimile is transmitted to the parties (effective only if confirmed within 48 hours thereafter by a signed original sent in one of the preceding manners), to their respective addresses stated on the signature page of this Agreement. A copy of any notice to Buyer shall be simultaneously sent to Michael P. Saber, Esquire, Blank Rome Comisky & McCauley, 1200 Four Penn Center, Philadelphia, Pennsylvania 19103. A copy of any notice to Sellers shall be simultaneously sent to Anthony R. Lorenzo, Esquire, Wofsey, Rosen, Kweskin & Kuriansky, 600 Summer Street, Stamford, CT 06901. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 9.4, except that any such change of address notice shall not be effective unless and until received.

  9.5  Entire Understanding.  This Agreement, together with the Schedules and
       --------------------
Exhibits hereto, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Agreement shall be effective unless in writing and signed by the parties.

  9.6  Parties in Interest.  This Agreement shall bind, benefit, and be
       -------------------
enforceable by and against each party hereto and its respective successors, assigns, heirs and representatives. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other party.

  9.7  No Third Party Beneficiaries.  No provision of this Agreement is intended
       ----------------------------
to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than Buyer, F&R, Principals and the Sellers, including, but not limited to, any customer, client, prospect, supplier, employee, contractor, salesman, agent or representative of F&R.

  9.8  No Waivers.  No waiver with respect to this Agreement shall be
       ----------
enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

  9.9  Severability.  If any provision of this Agreement is construed to be
       ------------
invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

  9.10 Counterparts.  This Agreement may be executed in any number of
       ------------
counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

  9.11      Controlling Law.  This Agreement is made under, and shall be
            ---------------
construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

  9.12      Jurisdiction and Process.  Unless otherwise provided in this
            ------------------------
Agreement, each of the parties (a) irrevocably consents to the exclusive jurisdiction of the Courts of Common Pleas of Montgomery County, Pennsylvania, or the United States Court for the Eastern District of Pennsylvania, in any and all actions between or among any of the parties, whether arising under this Agreement or otherwise, (b) irrevocably waives its right to trial by jury in any such action, and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.4. In any and all actions between or among any of the parties, whether arising under this Agreement or otherwise, the prevailing party or parties shall be entitled to recover their reasonable attorney's fees and legal expenses from the other party or parties.

  IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized representatives to execute, this Agreement on the date first written above.

                                       ORBIT ADVANCED TECHNOLOGIES, INC.


                                       By: [SIGNATURE APPEARS HERE]
---------------------------------         ---------------------------------
Address:                                  Name:SHAFAIR BENNY
                                          Title:PRESIDENT

                                       Attest: [SIGNATURE APPEARS HERE]
                                              -----------------------------

                                       FLAM & RUSSELL, INC.


                                       By:/s/ Richard P. Flam
---------------------------------         ---------------------------------
Address:                                  Name:Richard P. Flam
                                          Title:PRESIDENT

                                       Attest: [SIGNATURE APPEARS HERE]
                                              -----------------------------

                                       /s/ Richard P. Flam
---------------------------------      ------------------------------------
Address                                RICHARD P. FLAM

                                       /s/ Rickey E. Hartman
---------------------------------      ------------------------------------
Address                                RICKEY E. HARTMAN

                                       /s/ John F. Aubin
---------------------------------      ------------------------------------
Address                                JOHN F. AUBIN

                                       /s/ Lois Charles
---------------------------------      ------------------------------------
Address                                LOIS CHARLES

                                       /s/ Dorothy Russell
---------------------------------      ------------------------------------
Address                                DOROTHY RUSSELL

                                       /s/ Norma D. Kegg
---------------------------------      ------------------------------------
Address                                NORMA D. KEGG

                                     THE SAMUEL T. RUSSELL TRUST

                                     By: [SIGNATURE APPEARS HERE]
                                        -----------------------------------


EXHIBITS
--------
Exhibit A -    Promissory Note
Exhibit B -    Guaranty
Exhibit C -    Escrow Agreement
Exhibit D -    Noncompetition Agreement


SCHEDULES
---------
Schedule 3.1  - Corporate Organization
Schedule 3.4  - Financial and Corporate Records
Schedule 3.5  - Financial Statements
Schedule 3.6  - Contracts
Schedule 3.9  - Permits
Schedule 3.10 - Compliance with Laws
Schedule 3.11 - Intangible Property
Schedule 3.12 - Tangible Property
Schedule 3.13 - Inventory
Schedule 3.14 - Real Property
Schedule 3.15 - Accounts Receivable
Schedule 3.18 - Employees and Independent Contractors
Schedule 3.19 - Employee Benefit Plans
Schedule 3.20 - Proceedings and Judgments
Schedule 3.21 - Environmental Matters
Schedule 3.22 - Insurance
Schedule 3.23 - Suppliers and Customers
Schedule 3.25 - Related Party Transactions

                                   SCHEDULES

 The following Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K:


Schedule  3.1  - Corporate Organization

Schedule  3.4  - Financial and Corporate Records

Schedule  3.5  - Financial Statements

Schedule  3.6  - Contracts

Schedule  3.9  - Permits

Schedule  3.10 - Compliance with Laws

Schedule  3.11 - Intangible Property

Schedule  3.12 - Tangible Property

Schedule  3.13 - Inventory

Schedule  3.14 - Real Property

Schedule  3.15 - Accounts Receivable

Schedule  3.18 - Employees and Independent Contractors

Schedule  3.19 - Employee Benefit Plans

Schedule  3.20 - Proceedings and Judgments

Schedule  3.21 - Environmental Matters

Schedule  3.22 - Insurance

Schedule  3.23 - Suppliers and Customers

Schedule  3.25 - Related Party Transactions

  The Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.